UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2008

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1128 12th Street, Suite B Cody, Wyoming	82414
(Address of principal executive offices)	(Zip Code)

(307) 461-4221
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On August 21, 2008, Nacel Energy Corporation (the Company or Registrant) entered into a Memorandum of Understanding (MOU) with Delenova Energy, LLC (Delenova). The terms of the MOU, as summarized below, are qualified by the specific terms of the MOU, a copy of which is attached hereto as an Exhibit.

Under the terms of the MOU, it is contemplated that Delenova will assist in and lead Nacel’s wind energy project development efforts and its activities as required. Delenova’s engagement is limited to 30MW and less wind energy projects in the US market. Nacel has paid Delenova the $20,000 amount provided for in the MOU in connection with the engagement of Delenova’s services. Delenova may terminate the MOU at any time without any obligations. The parties contemplate that the MOU will provide a base for a future Joint Development Agreement between them.

Item 9.01 - Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Memorandum of Understanding (Delenova Energy, LLC)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: August 26, 2008	By:	/s/ Brian Lavery
Brian Lavery, President and Principal Executive Officer